Restriction of right
  to amend articles

yes               no
                  --

                                                                Exhibit 3.33

                                                        FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       JUNE 29 1967
                                           FRANK M. JORDAN, Secretary of State

                                               By [SIGNATURE APPEARS HERE]
                                                  ------------------------
                                                                Deputy

                          ARTICLES OF INCORPORATION

                                      OF

                      FOUNTAINVIEW CONVALESCENT HOSPITAL


KNOW ALL MEN BY THESE PRESENTS:

             That we, the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of California, and we do hereby certify:

                                        I

             The name of the corporation is FOUNTAINVIEW CONVALESCENT HOSPITAL.

                                       II

            The purposes for which this corporation is formed are:

            (a) The specific business in which this corporation is primarily to engage is the managing, operating, maintaining and conducting of convalescent homes, nursing homes, rest homes, sanitariums, hospitals and related facilities.

            (b) To engage in any and all other lawful business, acts, and enterprises; and to perform such services and operations in connection with the said business as may be necessary, customary and/or advisable.

            (c) To enter into, make, perform, and carry out contracts of every kind and for any lawful purpose, without limit as to amount, with any person, firm, association, corporation, municipality, state or government, territory, or any other subdivision, district or department thereof.

            (d) To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation, or to enhance the value of its property or business.

            (e) To borrow money, to lend money, to own real property, to own personal property, to deal in real property, to deal in personal property, to have and to exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be enacted or amended.

            The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause, shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall he regarded as independent purposes.

                                      III

            This corporation is authorized to issue only one class of shares; the total number of such shares is Seven Hundred Fifty (750) with a par value of One Hundred Dollars ($100.00) per share. The aggregate par value of the capital stock is Seventy-Five Thousand Dollars ($75,000.00).

                                       IV

            The principal office for the transaction of the business of this corporation is to be located in the County of Los Angeles, State of California.

                                        V

            The number of directors is three (3) and the names and addresses of the parties who are appointed to act as the first directors are as follows:

                                 1.   Julian Robinson
                                      1291 Woodruff
                                      Westwood, California

                                 2.   Alan B. Bodley
                                      5854 San Vicente Boulevard
                                      Los Angeles, California 90019

                                 3.   Alan L. Belinkoff
                                      3240 Barbydell
                                      Los Angeles, California 90064

            DATED: June 27, 1966.


                                             /s/ Julian Robinson
                                            ------------------------------------
                                                        JULIAN ROBINSON


                                             /s/ Alan B. Bodley
                                            ------------------------------------
                                                        ALAN B. BODLEY


                                             /s/ Alan L. Belinkoff
                                            ------------------------------------
                                                        ALAN L. BELINKOFF


STATE OF CALIFORNIA   )
                      ) ss
COUNTY OF LOS ANGELES )


     On June 27, 1966, before the undersigned, a Notary Public in and for said County and State, personally appeared JULIAN ROBINSON, ALAN B. BODLEY AND ALAN
L. BELINKOFF, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.


     OFFICIAL SEAL            /s/ Alice Moriarty
     ALICE MORIARTY           -----------------------------     [SEAL OF THE
NOTARY PUBLIC CALIFORNIA      Notary Public in and for said     SECRETARY OF
  PRINCIPAL OFFICE IN             County and State.             STATE APPEARS
   LOS ANGELES COUNTY                                           HERE]